Exhibit 3.i

                    ARTICLES OF INCORPORATION
                               OF
                GREAT PLAINS ENERGY INCORPORATED

     The undersigned natural person(s) of the age of eighteen years or more for the purpose of forming a corporation under the General and Business Corporation Law of Missouri adopts the following Articles of Incorporation:


                           ARTICLE ONE

     The name of this corporation shall be GREAT PLAINS ENERGY
INCORPORATED.


                           ARTICLE TWO

     The address, including street and number, if any, of the corporation's initial registered office in this state is 1201 Walnut, Kansas City, Jackson County, Missouri 64106, but it shall have power to transact business anywhere in Missouri, and also in several states of the United States if and when so desired under the respective laws thereof regarding foreign corporations. The name of its initial agent at such address is Jeanie Sell Latz.


                          ARTICLE THREE

     The amount of authorized capital stock of the Company is One
Hundred Sixty-Two Million Nine Hundred Sixty-Two Thousand
(162,962,000) shares divided into classes as follows:

     Three Hundred Ninety Thousand (390,000) shares of
     Cumulative Preferred Stock, of the par value of One
     Hundred Dollars ($100) each.

     One Million Five Hundred Seventy-Two Thousand
     (1,572,000) shares of Cumulative No Par Preferred Stock without par value.

     Eleven Million (11,000,000) shares of Preference Stock without par value.

     One Hundred Fifty Million (150,000,000) shares of
     Common Stock without par value.

     The preferences, qualifications, limitations, restrictions, and special or relative rights of the Cumulative Preferred Stock, the Cumulative No Par Preferred Stock, the Preference Stock and the Common Stock shall be as follows:

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                   CUMULATIVE PREFERRED STOCK AND
                 CUMULATIVE NO PAR PREFERRED STOCK

     (i) Series and Variations Between Series of Cumulative Preferred Stock. The Cumulative Preferred Stock may be divided into and issued in series. The Board of Directors is hereby expressly authorized to cause such shares to be issued from time to time in series, and, by resolution adopted prior to the issue of shares of a particular series, to fix and determine the following with respect to such series, as to which matters the shares of a particular series may vary from those of any or all other series:

          (a) The distinctive serial designation of the shares of such series;

          (b)  The dividend rate thereof;

          (c) The redemption price or prices and the terms of redemption (except as fixed in this Division
               A);

          (d) The terms and amount of any sinking fund for the purchase or redemption thereof; and

          (e) The terms and conditions, if any, under which said shares may be converted.

     Except as the shares of a particular series of Cumulative Preferred Stock may vary from those of any or all other series in the foregoing respects, all of the shares of the Cumulative Preferred Stock, regardless of series, shall in all respects be equal and shall have the preferences, rights, privileges and restrictions herein fixed.

     (ii) Series and Variations Between Series of Cumulative No Par Preferred Stock. The Cumulative No Par Preferred Stock may be divided into and issued in series. The Board of Directors is hereby expressly authorized to cause such shares to be issued from time to time in series, and, by resolution adopted prior to the issue of shares of a particular series, to fix and determine the following with respect to such series, as to which matters the shares of a particular series may vary from those of any or all other series:

          (a) The distinctive serial designation of the shares of such series;

          (b)  The dividend rate thereof;

          (c) The redemption price or prices and the terms of redemption (except as fixed in this Division
               A);

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

          (d) The terms and amount of any sinking fund for the purchase or redemption thereof;

          (e) The terms and conditions, if any, under which said shares may be converted;

          (f) The rights of the shares of the series in the event of involuntary dissolution or liquidation of the Company;

          (g) The consideration to be paid for the shares of such series, and the portion of such consideration to be designated as stated value or capital; and

          (h) Any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation.

     Except as the shares of a particular series of Cumulative No Par Preferred Stock may vary from those of any or all other series in the foregoing respects, all of the shares of the Cumulative No Par Preferred Stock, regardless of series, shall in all respects be equal and shall have the preferences, rights, privileges and restrictions herein fixed.

     (iii) Dividends. The holders of shares of each series of Cumulative Preferred Stock and Cumulative No Par Preferred Stock shall be entitled to receive, as and when declared payable by the Board of Directors from funds legally available for the payment thereof, preferential dividends in lawful money of the United States of America at the rate per annum fixed and determined as herein authorized for the shares of such series, but no more, payable quarterly on the first day of each of the months of December, March, June and September (the quarterly dividend payment dates) in each year with respect to the quarterly period ending on the day prior to each such respective dividend payment date. Such dividends shall be cumulative with respect to each share from and including the quarterly dividend payment date next preceding the date of issue thereof unless (a) the date of issue be a quarterly dividend payment date, in which case dividends shall be cumulative from and including the date of issue,
(b) issued during an interval between a record date for the payment of a quarterly dividend on shares of such series and the payment date for such dividend, in which case dividends shall be cumulative from and including such payment date, or (c) the Board of Directors shall determine that the first dividend with respect to shares of a particular series issued during an interval between quarterly dividend payment dates shall be cumulative from and including a date during such interval, in which event

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

dividends shall be cumulative from and including such date. No dividends shall be declared on shares of any series of Cumulative Preferred Stock or Cumulative No Par Preferred Stock in respect of accumulations for any quarterly dividend period or portion thereof unless dividends shall likewise be or have been declared with respect to accumulations on all then outstanding shares of each other series of Cumulative Preferred Stock and Cumulative No Par Preferred Stock for the same period or portion thereof; and the ratios of the dividends declared to dividends accumulated with respect to any quarterly dividend period on the shares of each series outstanding shall be identical. Accumulations of dividends shall not bear interest.

     So long as any shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock remain outstanding, no dividend shall be paid or declared, or other distribution made, on shares of junior stock, nor shall any shares of junior stock be purchased, redeemed, retired or otherwise acquired for a consideration (a) unless preferential dividends on outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock for the current and all past quarterly dividend periods shall have been paid, or declared and set apart for payment, provided, however, that the restrictions of this subparagraph (a) shall not apply to the declaration and payment of dividends on shares of junior stock if payable solely in shares of junior stock, nor to the acquisition of any shares of junior stock through application of proceeds of any shares of junior stock sold at or about the time of such acquisition, nor shall such restrictions prevent the transfer of any amount from surplus to stated capital; and (b) except to the extent of earned surplus, provided, however, that the restrictions in this subparagraph (b) shall not apply to any of the acts described in the proviso set forth in subparagraph (a) above and shall not apply either to the acquisition of any shares of junior stock issued after December 1, 1946, to the extent of the proceeds received for the issue of such shares, or to the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration said dividend conforms with the provisions of this subparagraph (b).

     (iv) Liquidation Preferences. In the event of voluntary dissolution or liquidation of the Company, the holders of outstanding shares of each series of Cumulative Preferred Stock and Cumulative No Par Preferred Stock shall be entitled to receive out of the assets of the Company an amount per share equal to that which such holders would have been entitled to receive had shares held by them been redeemed (otherwise than through operation of a sinking fund) on the date fixed for payment, but no more. In the event of involuntary dissolution or liquidation of the Company, (a) the holders of shares of Cumulative Preferred Stock of each series outstanding shall be entitled to receive out of the assets of the Company $100 per share, plus preferential dividends at the rate fixed and

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

determined for such series as herein authorized, accrued, and unpaid to the date fixed for payment, but no more; and (b) the holders of shares of Cumulative No Par Preferred Stock of each series shall be entitled to receive out of the assets of the Company the amount per share fixed and determined for such series as herein authorized, plus preferential dividends at the rate fixed and determined for such series as herein authorized, accrued and unpaid to the date fixed for payment, but no more. Until payment to the holders of outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock as aforesaid, or until moneys or other assets sufficient for such payment shall have been set apart for payment by the Company, separate and apart from its other funds and assets for the account of such holders, so as to be and continue to be available for payment to such holders, no payment or distribution shall be made to holders of shares of junior stock in connection with or upon such dissolution or liquidation. If upon any such dissolution or liquidation the assets of the Company available for payment and distribution to shareholders are insufficient to make payment in full, as hereinabove provided, to the holders of shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock, payment shall be made to such holders ratably in accordance with the payment each such holder would have been entitled to receive as hereinabove provided.

     Neither a consolidation nor merger of the Company with or into any other corporation, nor a merger of any other corporation into the Company, nor the purchase or redemption of all or any part of the outstanding shares of any class or classes of stock of the Company, nor the sale or transfer of the property and business of the Company as or substantially as an entirety shall be construed to be a dissolution or liquidation of the Company within the meaning of the foregoing provisions.

     (v) Redemption and Repurchase. The Company may, at its option expressed by vote of the Board of Directors, at any time or from time to time redeem the whole or any part of the Cumulative Preferred Stock, or of any series thereof, or Cumulative No Par Preferred Stock, or any series thereof, at the redemption price or prices at the time in effect, any such redemption to be on such redemption date and at such place in the City of Kansas City, State of Missouri, or in the City, County and State of New York, as shall likewise be determined by vote of the Board of Directors. Notice of any proposed redemption of shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock shall be given by the Company by mailing a copy of such notice, not more than 60 or less than 30 days prior to the redemption date, to the holders of record of the shares to be redeemed, at their respective addresses then appearing on the books of the Company; and by publishing such notice at least once in each week for four successive weeks in a newspaper customarily published at least on each business day, other than Sundays and holidays, which is printed in the English language and published

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

and of general circulation in the Borough of Manhattan, City and State of New York, and in such a newspaper so printed which is published and of general circulation in the City of Kansas City, State of Missouri. Publication of such notice shall be commenced not more than 60 days, and shall be concluded no less than 30 days, prior to the redemption date, but such notice need not necessarily be published on the same day of each week or in the same newspaper. In case less than all of the shares of any series are to be redeemed, the shares so to be redeemed shall be determined by lot in such manner as may be prescribed by the Board of Directors, and the certificates evidencing such shares shall be specified by number in the notice of such redemption.
On the redemption date the Company shall, and at any time within 60 days prior to such redemption date may, deposit in trust, for the account of the holders of shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of Missouri or of the State of New York, doing business in the City of Kansas City, Missouri, or in the City, County and State of New York and having combined capital, surplus and undivided profits of at least $5,000,000, which shall be designated in such notice of redemption. Notice of redemption having been duly given, or said bank or trust company having been irrevocably authorized by the Company to give such notice, and funds necessary for such redemption having been deposited, all as aforesaid, all shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock with respect to which such deposit shall have been made shall forthwith, whether or not the date fixed for such redemption shall have occurred or the certificates for such shares shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, excepting only the right of the holders of the certificates for such shares to receive, out of the funds so deposited in trust, on the redemption date (unless an earlier date is fixed by the Board of Directors), the redemption funds, without interest, to which they are entitled, and the right to exercise any privilege of conversion not theretofore expiring, the Company to be entitled to the return of any funds deposited for redemption of shares converted pursuant to such privilege. At the expiration of six years after the redemption date such trust shall terminate. Any such moneys then remaining on deposit, together with any interest thereon which may be allowed by the bank or trust company with which the deposit shall have been made, shall be paid by it to the Company, free of trust, and thereafter the holders of the certificates for such shares shall have no claim against such bank or trust company but only claims as unsecured creditors against the Company for the amounts payable upon redemption thereof, without interest. Interest, if any, allowed by the bank or trust company as aforesaid shall belong to the Company.

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

     Subject to applicable law, the Company may from time to time purchase or otherwise acquire outstanding shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock at a price per share not exceeding the amount (inclusive of any accrued dividends) then payable in the event of redemption thereof otherwise than through operation of a sinking fund, if any.

     Any and all shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock which shall at any time have been redeemed or purchased through operation of any sinking fund with respect thereto, or which shall have been converted into or exchanged for shares of any other class or classes or other securities of the Company pursuant to a right of conversion or exchange reserved in such Cumulative Preferred Stock or Cumulative No Par Preferred Stock, shall be canceled and shall not be reissued, and the Company shall, from time to time, take such corporate action as may be appropriate or necessary to reduce the authorized number of shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock accordingly.

     (vi) Voting Rights. So long as any shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock are outstanding, the Company shall not, without the consent (given by vote in person or by proxy at a meeting called for that purpose) of the holders of at least two-thirds of the outstanding shares of Cumulative Preferred Stock and at least two-thirds of the outstanding shares of Cumulative No Par Preferred Stock, voting separately as classes:

          (a)  Increase the amount of Cumulative Preferred
          Stock or Cumulative No Par Preferred Stock at the time authorized;

          (b) Create or authorize any shares of senior or parity stock, or create or authorize any obligation or security convertible into any such shares;

          (c) Alter or change the preferences, priorities, special rights or special powers of then outstanding Cumulative Preferred Stock or Cumula tive No Par Preferred Stock so as to affect the holders thereof adversely, provided, however, if any such alteration or change would adversely affect the holders of one or more, but not all, of the series of Cumulative Preferred Stock or Cumulative No Par Preferred Stock at the time outstanding, only the consent of holders of two-thirds of the shares of each series so affected shall be required; or

          (d) Issue, sell or otherwise dispose of shares of Cumulative Preferred Stock or Cumulative No Par
          Preferred Stock or any shares of senior or parity

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

          stock, or securities convertible into shares of Cumulative Preferred Stock, Cumulative No Par Preferred Stock or senior or parity stock, other than in exchange for or in connection with the retirement (by redemption or otherwise) of, not less than a like number of shares of Cumulative Preferred Stock, Cumulative No Par Preferred Stock or senior or parity stock, or securities convertible into not less than a like number of such shares, as the case may be, at the time outstanding, unless

               Immediately after such proposed issue, sale or other disposition, the aggregate of the capital of the Company applicable to all shares of Common Stock then to be outstanding (including premium on all shares of Common Stock) plus earned surplus and paid in or capital surplus, shall be at least equal to the involuntary liquidation preference of all shares of Cumulative Preferred Stock, Cumulative No Par Preferred Stock and senior or parity stock then to be outstanding, provided that until such additional shares or securities, as the case may be, or the equivalent thereof (in terms of involuntary liquidating preference) in shares of Cumulative Preferred Stock, Cumulative No Par Preferred Stock or senior or parity stock, shall have been retired, earned surplus of the Company used to meet the requirements of this clause in connection with the issuance of additional shares of Cumulative Preferred Stock, Cumulative No Par Preferred Stock or senior or parity stock or securities convertible into either thereof shall not, after the issue of such shares or securities, be available for dividends or other distribution Common Stock (other than dividends payable in Common Stock), except in an amount equal to the cash subsequently received by the Company as a contribution to its Common Stock capital or as consideration for the issuance of additional shares of Common Stock; and

               The gross income of the Company for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the issuance, sale or other disposition of such shares, determined in accordance with such system of accounts as may be prescribed by governmental authorities having jurisdiction in the premises, or, in the absence thereof, in accordance with sound accounting practice (but in any event after deducting the amount for said period charged by the Company on its books to depreciation expense and taxes) to be

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

          available for the payment of interest, shall have been equal to at least one and one-half times the sum of (x) the interest charges for one year on all interest bearing indebtedness of the Company (plus all amortization of debt discount and expense, and less all amortization of premium on debt, applicable to the aforesaid 12 months' period) and (y) the dividend requirements for one year on all outstanding Cumulative Preferred Stock, Cumulative No Par Preferred Stock and senior and parity stock; and for the purpose of both such computations the shares and any indebtedness then proposed to be issued shall be included, and any indebtedness and shares then proposed to be retired shall be excluded, and in determining such gross income the Board of Directors shall make such adjustments, by way of increase or decrease in such gross income, as shall in its opinion be necessary to give effect, for the entire 12 months for which such gross income is determined, to any acquisition or dispo sition of property, the income from which can be separately ascertained.

               So long as any Cumulative Preferred Stock or any Cumulative No Par Preferred Stock is outstanding, the Company shall not, without the consent (given by vote in person or by proxy at a meeting called for that purpose) of the holders of at least a majority of the total number of outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock, voting as a single class:

          (e) Merge or consolidate with or into any other corporation, provided that this provision shall not apply to a purchase or other acquisition by the Company of franchises or assets of another corporation in any manner which does not involve a statutory merger or consolidation; or

          (f) Sell, lease, or exchange all or substantially all of its property and assets, unless the fair value of the net assets of the Company, after completion of such transaction, shall at least equal the then involuntary liquidation value of Cumulative Preferred Stock of all series, Cumulative No Par Preferred Stock of all series, and all senior or parity stock, then outstanding; or

          (g)  Intentionally omitted.

                    No consent of the holders of Cumulative
          Preferred Stock or Cumulative No Par Preferred

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          Stock provided for in paragraph (e) or (f)
          above shall be required with respect to any consolidation, merger, sale, lease or exchange ordered, approved or permitted by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, or by any successor commission or regulatory authority of the United States having jurisdiction in the premises. No consent hereinbefore in this subdivision (vi) provided for shall be required in the case of the holders of any shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock which are to be redeemed at or prior to the time when an alteration or change is to take effect, or at or prior to the time of authorization, issuance, sale or other disposition of any additional Cumulative Preferred Stock, Cumulative No Par Preferred Stock or shares of senior or parity stock or convertible securities, or a consolidation or merger is to take effect, as the case may be.

                    If at any time dividends on any of the
          outstanding shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock shall be in default in an amount equivalent to four or more full quarterly dividends, the holders of outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock, voting as a single class, shall be entitled to elect the smallest number of Directors necessary to consti tute a majority of the full Board of Directors, which right shall continue in force and effect until all arrears of dividends on outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock shall have been declared and paid or deposited in trust with a bank or trust company having the qualifications set forth in subdivision (v) of this Division A for payment on or before the next succeeding dividend payment date. When all such arrears have been declared and paid or deposited in trust for payment as aforesaid, such right to elect a majority of the Board of Directors shall cease and terminate unless and until the equivalent of four or more full quarterly dividends shall again be in default on outstanding shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock. Such right to elect a majority of the Board of Directors is subject to the following terms and conditions:

     (h) While holders of outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred

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          Stock remain entitled to elect a majority of the
          Board of Directors as aforesaid, the payment of dividends on such stock including dividends in arrears, shall not be unreasonably withheld if the financial condition of the Company permits payment thereof;

          (i) Such right to elect a majority of the Board of Directors may be exercised at any annual meeting of shareholders, or, within the limitations herein provided, at a special meeting of shareholders held for such purpose. Whenever such right to elect a majority of the Board of Directors shall vest, on request signed by any holder of record of shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock then outstanding and delivered to the Company's principal office not less than 120 days prior to the date of the annual meeting next following the date when such right vests, the President or a Vice-President of the Company shall call a special meeting of shareholders to be held within 30 days after receipt of such request for the purpose of electing a new Board of Directors of which holders of outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock shall be entitled to elect the smallest number necessary to constitute a majority and holders of outstanding shares otherwise entitled to vote shall be entitled to elect the remaining Directors, in each case to serve until the next annual meeting of shareholders or until their successors shall be elected and shall qualify;

          (j) Whenever, under the terms hereof, holders of outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock shall be divested of the right to elect a majority of the Board of Directors, upon request signed by any holders of record of shares otherwise entitled to vote and delivered to the Company at its principal office not less than 120 days prior to the date for the annual meeting next following the date of such divesting, the President or a Vice-President of the Company shall call a special meeting of the holders of shares otherwise entitled to vote to be held within 30 days after receipt of such request for the purpose of electing a new Board of Directors to serve until the next annual meeting or until their respective successors shall be elected and shall qualify;

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          (k)  If, while holders of outstanding shares of
          Cumulative Preferred Stock and Cumulative No Par Preferred Stock are entitled to elect a majority of the Directors, the holders of shares entitled as a class to elect certain Directors shall fail to elect the full number of Directors which they are entitled to elect, either at an annual meeting of shareholders or a special meeting thereof held as in this subdivision (vi) provided, or at an adjourned session of either thereof held within a period of 90 days beginning with the date of such meeting, then after the expiration of such period holders of outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock and holders of outstanding shares otherwise entitled to vote, voting as a single class, shall be entitled to elect such number of Directors as shall not have been elected during such period by holders of outstanding shares of the class or classes then entitled to elect the same, to serve until the next annual meeting of shareholders or until their successors shall be elected and shall qualify. The term of office of all Directors in office immediately prior to the date of such annual or special meeting shall terminate as and when a full Board of Directors shall have been elected at such meeting or a later meeting of shareholders for the election of Directors, or an adjourned session of either thereof;

     (l) At any annual or special meeting of the shareholders or adjournment thereof, held for the purpose of electing Directors while the holders of outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock shall be entitled to elect a majority of the Board of Directors, the presence in person or by proxy of the holders of a majority of outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock, counting all such shares as a single class, shall be necessary to constitute a quorum for the election by such class of a majority of the Board of Directors and the presence in person or by proxy of the holders of a majority of outstanding shares of a class otherwise entitled to vote shall be necessary to constitute a quorum of such class of shares for the election of Directors which holders of such class of shares are then entitled to elect. In case of a failure by the holders of any class or classes to elect, at such meeting or an adjourned session held within said period of 90 days, the number of Directors which they are entitled to

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

          elect at such meeting, such meeting shall be deemed ipso facto to have been adjourned to recon vene at 11:00 A.M., Central Standard Time, on the fourth full business day next following the close of such 90-day period, at which time, or at a subsequent adjourned session of such meeting, such number of Directors as shall not have been elected during such period by holders of outstanding shares of the class or classes then entitled to elect the same, may be elected by holders of outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock and holders of outstanding shares otherwise entitled to vote, voting as a single class. Subject to the preceding provisions of this subdivision (vi), a majority of the holders of shares of any class or classes at the time present in person or by proxy shall have power to adjourn such meeting for the election of Directors by holders of shares of such class or classes from time to time without notice other than announcement at the meeting;

          (m) At any election of Directors each holder of outstanding shares of any class entitled to vote thereat shall have the right to cast as many votes in the aggregate as shall equal the number of shares of such class held multiplied by the number of Directors to be elected by holders of shares of such class, and may cast the whole number of votes, either in person or by proxy, for one candi date, or distribute them among two or more candidates as such holder shall elect; and

          (n) While the holders of outstanding shares of Cumulative Preferred Stock and Cumulative No Par
          Preferred Stock remain entitled to elect a majority of the Board of Directors, any holder of record of outstanding shares of Cumulative
          Preferred Stock or Cumulative No Par Preferred
          Stock shall have the right, during regular business hours, in person or by a duly authorized representative, to examine the Company's stock records of Cumulative Preferred Stock and Cumulative No Par Preferred Stock for the purpose of communicating with other holders of shares of such stock with respect to the exercise of such right of election, and to make a list of such holders.

                    So long as any shares of Cumulative
          Preferred Stock and Cumulative No Par Preferred
          Stock are outstanding, the right of the Company, except as otherwise authorized by the consent
          (given by vote
          in person or by proxy at a meeting called for that purpose) of the holders of at least two-thirds of the total number of outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock, voting as a single class, to pay or declare any dividends on its junior stock (other than dividends payable in junior stock) or to make any distribution on, or to purchase or otherwise acquire for value, any shares of its junior stock (each and all of such actions being hereafter embraced collectively in the term "dividends on its junior stock" and each thereof being regarded for purposes hereof as a "dividend"), shall be subject to the following limitations:

          (o) If and so long as the junior stock equity (as hereinafter defined) at the end of the calendar month immediately preceding the date on which a dividend on the junior stock is declared is, or as a result of such dividend would become less than 20% of total capitalization (as hereinafter defined), the Company shall not declare dividends on any of its junior stock in an amount which, together with all other dividends on its junior stock declared within the year ending with but including the date of such dividend declaration, exceeds 50% of the net income of the Company available for dividends on its junior stock for the 12 consecutive calendar months immediately preceding the month in which such dividend is declared; and

          (p) If and so long as the junior stock equity (as hereinafter defined) at the end of the calendar month immediately preceding the date on which a dividend on its junior stock is declared is, or as a result of such dividend would become less than 25%, but more than 20% of total capitalization (as hereinafter defined), the Company shall not declare such dividend on its junior stock in an amount which, together with all other dividends on its junior stock declared within the year ending with but including the date of such dividend declaration, exceeds 75% of the net income of the Company available for dividends on its junior stock for the 12 consecutive calendar months immediately preceding the month in which such dividend is declared; and

     (q) Except to the extent permitted by the preceding sub paragraphs (o) and (p) the Company may not pay dividends on its junior stock which would reduce the junior stock equity below 25% of total capitalization. For the purposes of subparagraphs
          (d), (o), (p) and (q) of this subdivision (vi):

          The total capitalization of the Company shall be deemed to consist of the sum of (x) the principal amount of all outstanding indebtedness of the Company represented by bonds, notes or other evidences of indebtedness maturing by their terms one year or more from the date of issue thereof, (y) the aggregate amount of par or stated capital represented by all issued and outstanding capital stock of all classes of the Company having preference as to dividends or upon liquidation over its junior stock (including premiums on stock of such classes), and (z) the junior stock equity of the Company (as hereinafter defined).

          The junior stock equity of the Company shall be deemed to consist of the sum of the amount of par or stated capital represented by all issued and outstanding junior stock, including premiums on junior stock, and the surplus (including paid-in or capital surplus) of the Company.

          The surplus accounts shall be adjusted to eliminate the amount, if any, by which the total (as shown by the Company's books) of amounts expended by the Company after November 30, 1946, and up to the end of the latest calendar month ended prior to the proposed payment of dividends on its junior stock for maintenance and repairs to, and of provisions made by the Company during such period for depreciation of, the mortgaged property (as defined in the Company's Indenture of Mortgage and Deed of Trust, dated as of December 1, 1946) is less than the cumulative maintenance and replacement requirement for the period beginning December 1, 1946, and ending at the end of the latest calendar month concluded prior to said proposed payment, all as determined and calculated as though one or more maintenance and replacement certificates covering the entire period had been filed pursuant to the Company's Supplemental Indenture dated as of December 1, 1946, and otherwise in accordance with the provisions of said Supplemental Indenture.

          In computing gross income and net income available for dividends on the Company's junior stock for any particular 12 months, operating expenses, among other things, shall include the greater of (x) the provision for depreciation of the mortgaged property (as defined as aforesaid) as recorded on the Company's books, or, (y) the amount by which expenditures by the Company during such period for maintenance and repairs of the mortgaged property (as defined as aforesaid) as shown by the Company's books is less than the maintenance and replacement requirement for such period, all as determined and calculated as though a maintenance certificate for such period had been filed pursuant to said Supplemental Indenture, and otherwise in accordance with said Supplemental Indenture.

          In addition to the requirements set forth in the two immediately preceding clauses, net income available for dividends on the Company's junior stock and surplus (including paid-in or capital surplus) shall be determined in accordance with such system of accounts as may be prescribed by governmental authorities having jurisdiction in the premises, or, in the absence thereof, in accor dance with sound accounting practice.

     Except as provided in this subdivision (vi) of this Division A, and as by statute at the time mandatorily provided, holders of outstanding shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock shall not be entitled to vote; and except as by statute at the time mandatorily provided, holders of shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote or consent.

     (vii) No Preemptive Rights. No holder of outstanding shares of Cumulative Preferred Stock or Cumulative No Par
Preferred Stock shall have any preemptive right to subscribe for or acquire any shares of stock or other securities of any kind hereafter issued by the Company.

                      B.  PREFERENCE STOCK

     (i) Series of Preference Stock. Shares of Preference Stock may be issued from time to time in one or more series as provided herein. Each such series shall be designated so as to distinguish the shares thereof from the shares of all other series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Articles of Incorporation or any amendment thereto or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of this Articles of Incorporation, subject however, to the prior rights and preferences of the Cumulative Preferred Stock and the Cumulative No Par Preferred Stock with respect to dividends, liquidation, preferences, redemption and repurchase, and voting rights as set forth in Division A of this ARTICLE THIRD. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any series of Preference Stock may be made dependent upon facts ascertainable outside these Articles of Incorporation or of any amendment thereto, or outside the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class of stock is clearly and expressly set forth in these Articles of Incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. The shares of Preference Stock of all series shall be of equal rank, and all shares of any particular series of Preference Stock shall be identical, except that, if the dividends, if any, thereon are cumulative, the date or dates from which they shall be cumulative may differ. The terms of any series of Preference Stock may vary from the terms of any other series of Preference Stock to the full extent now or hereafter permitted by the Missouri General and Business Corporation Law, and the terms of each series shall be fixed, prior to the issuance thereof, in the manner provided for herein. Without limiting the generality of the foregoing, shares of Preference Stock of different series may, subject to any applicable provisions of law, vary with respect to the following terms:

          (a) The distinctive designation of such series and the number of shares of such series;

          (b) The rate or rates at which shares of such series shall be entitled to receive dividends, the conditions upon, and the times of payment of such dividends, the relationship and preference, if any, of such dividends to dividends payable on any other class or classes or any other series of stock, and whether such dividends shall be cumulative or noncumulative, and, if cumulative, the date or dates from which such dividends shall be cumulative;

          (c) The right, if any, to exchange or convert the shares of such series into shares of any other class or classes, or of any other series of the same or any other class or classes of stock of the Company, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which such conversion or exchange may be made;

          (d)  If shares of such series are subject to
          redemption, the time or times and the price or prices at which, at the terms and conditions on which, such shares shall be redeemable;

          (e) The preference of the shares of such series as to both dividends and assets in the event of any voluntary or involuntary liquidation or dissolution or winding up or distribution of assets of the Company;

          (f) The obligation, if any, of the Company to purchase, redeem or retire shares of such series and/or maintain a fund for such purposes, and the amount or amounts to be payable from time to time for such purpose or into such fund, the number of shares to be purchased, redeemed or retired, and the other terms and conditions of any such obligation;

          (g) The voting rights, if any, full or limited, to be given the shares of such series, including without limiting the generality of the foregoing, the right, if any, as a series or in conjunction with other series or classes, to elect one or more members of the Board of Directors either generally or at certain specified times or under certain circumstances, and restrictions, if any, on particular corporate acts without a specified vote or consent of holders of such shares (such as, among others, restrictions on modifying the terms of such series of Preference Stock, authorizing or issuing additional shares of Preference Stock or creating any additional shares of Preference Stock or creating any class of stock ranking prior to or on a parity with the Preference Stock as to dividends or assets); and

          (h)  Any other preferences, and relative,
          participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

     (ii) Authority for Issuance Granted to Board of Directors. Authority is hereby expressly granted to and vested in the Board of Directors at any time or from time to time to issue the Preference Stock as Preference Stock of any series, and in connection with the creation of each such series, so far as not inconsistent with the provisions of this ARTICLE THREE applicable to all series of Preference Stock, to fix, prior to the issuance thereof, by resolution or resolutions providing for the issue of shares thereof, the authorized number of shares of such series, which number may be increased, unless otherwise provided by the

Board of Directors in creating such series, or decreased, but not below the number of shares thereof then outstanding, from time to time by like action of the Board of Directors, the voting powers of such series and the designations, rights, preferences, and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of such series.

                        C.  COMMON STOCK

     (i)  Dividends.  Subject to the limitations in this ARTICLE
THREE set forth, dividends may be paid on the Common Stock out of any funds legally available for the purpose, when and as declared by the Board of Directors.

     (ii) Liquidation Rights. In the event of any liquidation or dissolution of the Company, after there shall have been paid to or set aside for the holders of outstanding shares having superior liquidation preferences to Common Stock the full preferential amounts to which they are respectively entitled, the holders of outstanding shares of Common Stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets of the Company available for distribution.

     (iii) Voting Rights. Except as set forth in this ARTICLE THIRD or as by statute otherwise mandatorily provided, the holders of the Common Stock shall exclusively possess full voting powers for the election of Directors and for all other purposes.

                           D.  GENERAL

     (i) Consideration for Shares. Subject to applicable law, the shares of the Company, now or hereafter authorized, may be issued for such consideration as may be fixed from time to time by the Board of Directors. Subject to applicable law and to the provisions of this ARTICLE THREE, shares of the Company issued and thereafter acquired by the Company may be disposed of by the Company for such consideration as may be fixed from time to time by the Board of Directors.

     (ii) Crediting Consideration to Capital. The entire consideration hereafter received upon the issuance of shares of Common Stock without par value shall be credited to capital, and this requirement may not be eliminated or amended without the affirmative vote or consent of the holders of two-thirds of the outstanding Common Stock.

                     E.  CERTAIN DEFINITIONS

     In this ARTICLE THREE, and in any resolution of the Board of Directors adopted pursuant to this ARTICLE THIRD establishing a series of Cumulative Preferred Stock, a series of Cumulative No Par Preferred Stock or a series of Preference Stock, and fixing the designation, description and terms thereof, the meanings below assigned shall control:

          "Senior stock" shall mean shares of stock of any class ranking prior to shares of Cumulative Preferred
     Stock or Cumulative No Par Preferred Stock as to dividends or upon dissolution or liquidation;

          "Parity stock" shall mean shares of stock of any class ranking on a parity with, but not prior to, shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock as to dividends or upon dissolution or liquidation;

          "Junior stock" shall mean shares of stock of any class ranking subordinate to shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock as to dividends and upon dissolution or liquidation; and

          Preferential dividends accrued and unpaid on a share of Cumulative Preferred Stock, Cumulative No Par
     Preferred Stock or Preference Stock, to any particular date shall mean an amount per share at the annual dividend rate applicable to such share for the period beginning with the date from and including which dividends on such share are cumulative and concluding on the day prior to such particular date, less the aggregate of all dividends paid with respect to such share during such period.

                          ARTICLE FOUR

   No holder of outstanding shares of any class shall have any preemptive right to subscribe for or acquire shares of stock or any securities of any kind issued by the Corporation.

                          ARTICLE FIVE

   The name and place of residence of each incorporator is as follows:

                    Bernard J. Beaudoin
                    11439 West 105th Street
                    Overland Park, Kansas 66214

                           ARTICLE SIX

     The number of Directors to constitute the first Board of Directors shall is ten (10). Thereafter the number of directors shall be fixed by, or in the manner provided by the By-laws .

Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change.

                          ARTICLE SEVEN

     The duration of the corporation is perpetual.

                          ARTICLE EIGHT

     The corporation is formed for the following purposes:

     The acquisition, construction, maintenance and operation of electric power and heating plant or plants and distribution systems therefor; the purchase of electrical current and of steam and of other heating mediums and forms of energy; distribution and sale thereof; the doing of all things necessary or incident to carrying on the business aforesaid in the State of Missouri and elsewhere, and generally the doing of all other things the law may authorize such a corporation so to do.

                          ARTICLE NINE

     The Board of Directors may make, alter, amend or repeal By-laws of the Company by a majority vote of the whole Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice thereof has been given in the notice of such special meeting. Nothing in this ARTICLE NINE shall be construed to limit the power of the shareholders to make, alter, amend or repeal By-laws of the Company at any annual or special meeting of shareholders by a majority vote of the shareholders present and entitled to vote at such meeting, provided a quorum is present.

                           ARTICLE TEN

     At any meeting of shareholders, a majority of the out standing shares entitled to vote represented in person or by proxy shall constitute a quorum; provided, that less than such quorum shall have the right successively to adjourn the meeting to a specified date not longer than 90 days after such adjournment, and no notice need be given of such adjournment to shareholders not present at the meeting.

                         ARTICLE ELEVEN

     These Articles of Incorporation may be amended in accordance with and upon the vote prescribed by the laws of the State of Missouri; provided, that in no event shall any such amendment be adopted after the date of the adoption of this ARTICLE ELEVEN without receiving the affirmative vote of at least a majority of the outstanding shares of the Company entitled to vote.

                         ARTICLE TWELVE

     In addition to any affirmative vote required by these Articles of Incorporation or By-laws, the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock of the Company entitled to vote shall be required for the approval or authorization of any Business Combination with an Interested Shareholder; provided, however, that such 80% voting requirement shall not be applicable if:

          (a) the Business Combination shall have been approved by a majority of the Continuing
          Directors; or

          (b) the cash or the Fair Market Value of the property, securities or other consideration to be received per share by holders of the Common Stock in such Business Combination is not less than the highest per share price paid by or on behalf of the Interested Shareholder for any shares of Common Stock during the five-year period preceding the announcement of such Business Combination.

     The following definitions shall apply for purposes of this ARTICLE TWELVE:

          (a)  The term "Business Combination" shall mean:
          (i) any merger or consolidation involving the Company or a subsidiary of the Company with or into an Interested Shareholder; (ii) any sale, lease, exchange, transfer or other disposition (in one transaction or a series) of any Substantial Part of the assets of the Company or a subsidiary of the Company to or with an Interested Shareholder; (iii) the issuance of any securities of the Company or a subsidiary of the Company to an Interested Shareholder other than the issuance on a pro rata basis to all holders of shares of the same class pursuant to a stock split or stock dividend; (iv) any recapitalization or reclassification or other transaction that would have the effect of increasing the proportionate voting power of an Interested Shareholder; (v) any liquidation, spinoff, splitup or dissolution of the Company proposed by or on behalf of an Interested Shareholder; or (vi) any agreement, contract, arrangement or understanding providing for any of the transactions described in this definition of Business Combination;

     (b) The term "Interested Shareholder" shall mean and include (i) any individual, corporation, partnership or other person or entity which, together with its "Affiliates" or "Associates" (as defined on March 1, 1986, in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934) "beneficially owns" (as defined on March 1, 1986, in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) in the aggregate 5% or more of the outstanding shares of the Common Stock of the Company, and (ii) any Affiliate or Associate of any such Interested Shareholder;

          (c) The term "Continuing Director" shall mean any member of the Board of Directors of the Company who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director if the successor is unaffiliated with the Interested Shareholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors;

          (d) The term "Fair Market Value" shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities and Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by a majority of the Continuing Directors; and (ii) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by a majority of the Continuing Directors; and

     (e) The term "Substantial Part" shall mean 10% or more of the Fair Market Value of the total assets as reflected on the most recent balance sheet existing at the time the shareholders of the Company would be required to approve or authorize the Business Combination involving the assets constituting any such Substantial Part.

     Notwithstanding ARTICLE ELEVEN or any other provisions of these Articles of Incorporation or the By-laws of the Company (and not withstanding the fact that a lesser percentage may be specified by law), this ARTICLE TWELVE may not be altered, amended or repealed except by the affirmative vote of the holders of at least 80% or more of the outstanding shares of Common Stock of the Company entitled to vote.

                        ARTICLE THIRTEEN

          (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Director or officer of the Company or is or was an employee of the Company acting within the scope and course of his or her employment or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Company to the fullest extent authorized by The Missouri General and Business Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid to or to be paid in settlement) actually and reasonably incurred by such person in connection therewith. The Company may in its discretion by action of its Board of Directors provide indemnification to agents of the Company as provided for in this ARTICLE THIRTEEN. Such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

     (b) Rights Not Exclusive. The indemnification and other rights provided by this ARTICLE THIRTEEN shall not be deemed exclusive of any other rights to which a person may be entitled under any applicable law, By-laws of the Company, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding the office of Director or officer, and the Company is hereby expressly authorized by the shareholders of the Company to enter into agreements with its Directors and officers which provide greater indemnification rights than that generally provided by The
          Missouri General and Business Corporation Law;
          provided, however, that no such further indemnity shall indemnify any person from or on account of such Director's or officer's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Any such agreement providing for further indemnity entered into pursuant to this ARTICLE THIRTEEN after the date of approval of this ARTICLE THIRTEEN by the Company's shareholders need not be further approved by the shareholders of the Company in order to be fully effective and enforceable.

                    Insurance. The Company may purchase and maintain insurance on behalf of any person who was or is a Director, officer, employee or agent of the Company, or was or is serving at the request of the Company as a Director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this ARTICLE THIRTEEN.

                    Amendment. This ARTICLE THIRTEEN may be hereafter amended or repealed; however, no amendment or repeal shall reduce, terminate or otherwise adversely affect the right of a person entitled to obtain indemnification or an advance of expenses with respect to an action, suit or proceeding that pertains to or arises out of actions or omissions that occur prior to the later of (a) the effective date of such amendment or repeal; (b) the expiration date of such person's then current term of office with, or service for, the Company (provided such person has a stated term of office or service and completes such term); or (c) the effective date such person resigns his or her office or terminates his or her service (provided such person has a stated term of office or service but resigns prior to the expiration of such term).

     IN WITNESS WHEREOF, these Articles of Incorporation have been signed on February 26, 2001.


By:  /s/Bernard J. Beaudoin        Bernard J. Beaudoin
           Signature                   Printed Name



STATE OF MISSOURI        )
                         )    ss
COUNTY OF JACKSON        )

     I, Jacquetta L. Hartman, a Notary Public, do hereby certify that on February 26, 2001, personally appeared before me
Bernard J. Beaudoin, and being duly sworn by me, acknowledged that he/she signed as his/her own free act and deed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

                                         /s/Jacquetta L. Hartman
(Notarial Seal or Stamp)    Notary Public:  Jacquetta L. Hartman

                            My commission expires:  April 8, 2004
                            My County of Commission: Ray

                                                        EXHIBIT 1

                3.80% CUMULATIVE PREFERRED STOCK

     (a) Establishment of Series and Designation Thereof. There shall be and hereby is established a series of Cumulative Preferred Stock, the distinctive serial designation of the shares of which shall be, and such shares shall be known as, 3.80% Cumulative Preferred Stock. Such series shall be a closed series consisting of One Hundred Thousand (100,000) shares of the Cumulative Preferred Stock.

     (b) Rate of Dividend. The rate per annum for preferential dividends on the shares of 3.80% Cumulative Preferred Stock shall be $3.80, which shall be cumulative from and including the date of issue thereof.

     (c)  Prices at which Redeemable.  The shares of 3.80%
Cumulative Preferred Stock shall be redeemable at any time after the issue thereof for $103.70 per share plus preferential dividends at the rate aforesaid accrued and unpaid to the date of redemption.

     (d) No Sinking Fund. There shall be no sinking fund for the purchase or redemption of shares of 3.80% Cumulative
Preferred Stock.

     (e)  No Conversion Privilege.  The shares of  3.80%
Cumulative Preferred Stock shall not be convertible into other shares or securities of the Company.

                                                        EXHIBIT 2

                4.50% CUMULATIVE PREFERRED STOCK

     (a) Establishment of Series and Designation thereof. There shall be and hereby is established a second series of Cumulative Preferred Stock, the distinctive serial designation of the shares of which shall be, and the shares of which shall be known as, 4.50% Cumulative Preferred Stock. Such series shall be a closed series consisting of 100,00 shares of the Cumulative Preferred Stock.

     (b) Rate of Dividend. The rate per annum for preferential dividends on the shares of 4.50% Cumulative Preferred Stock shall be $4.50 per share, which shall be cumulative from and including the date of issue thereof.

     (c)  Prices at which Redeemable.  The shares of 4.50%
Cumulative Preferred Stock shall be redeemable at any time after the issue thereof for $101.00 per share plus preferential dividends at the rate aforesaid accrued and unpaid to the date of redemption.

     (d) No Sinking Fund. There shall be no sinking fund for the purchase or redemption of shares of 4.50% Cumulative
Preferred Stock.

     (e)  No Conversion Privilege.  The shares of 4.50%
Cumulative Preferred Stock shall not be convertible into other shares or securities of the Company.

                                                        EXHIBIT 3

                4.20% CUMULATIVE PREFERRED STOCK

     (a) Establishment of Series and Designation thereof. There shall be and hereby is established a fourth series of Cumulative Preferred Stock, the distinctive serial designation of the shares of which shall be, and the shares of which shall be known as, 4.20% Cumulative Preferred Stock. Such series shall be a closed series consisting of 70,000 shares of the Cumulative Preferred Stock.

     (b) Rate of Dividend. The rate per annum for preferential dividends on the shares of 4.20% Cumulative Preferred Stock shall be $4.20 per share, which shall be cumulative from and including the date of issue thereof.

     (c)  Prices at which Redeemable.  The shares of 4.20%
Cumulative Preferred Stock shall be redeemable at any time after the issue thereof for $102.00 per share plus preferential dividends at the rate aforesaid accrued and unpaid to the date of redemption.

     (d) No Sinking Fund. There shall be no sinking fund for the purchase or redemption of shares of 4.20% Cumulative
Preferred Stock.

     (e)  No Conversion Privilege.  The shares of 4.20%
Cumulative Preferred Stock shall not be convertible into other shares or securities of the Company.

                                                        EXHIBIT 4

                4.35% CUMULATIVE PREFERRED STOCK

     (a) Establishment of Series and Designation thereof. There shall be and hereby is established a fifth series of Cumulative Preferred Stock, the distinctive serial designation of the shares of which shall be, and the shares of which shall be known as, 4.35% Cumulative Preferred Stock. Such series shall be a closed series consisting of 120,000 shares of the Cumulative Preferred Stock.

     (b) Rate of Dividend. The rate per annum for preferential dividends on the shares of 4.35% Cumulative Preferred Stock shall be $4.35 per share, which shall be cumulative from and including the date of issue thereof.

     (c)  Prices at which Redeemable.  The shares of 4.35%
Cumulative Preferred Stock shall be redeemable at any time after the issue thereof for $101.00 per share plus preferential dividends at the rate aforesaid accrued and unpaid to the date of redemption.

     (d) No Sinking Fund. There shall be no sinking fund for the purchase or redemption of shares of 4.35% Cumulative
Preferred Stock.

     (e)  No Conversion Privilege.  The shares of 4.35%
Cumulative Preferred Stock shall not be convertible into other shares or securities of the Company.